UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Commission File Number: 0-25662
ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On November 4, 2013, ANADIGICS, Inc. (“ANADIGICS” or the "Company") is issuing a press release and holding a conference call announcing its financial results for the third quarter of 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.
Date: November 4, 2013              By: /s/ Terrence G. Gallagher
Name: Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated November 4, 2013

ANADIGICS ANNOUNCES THIRD QUARTER 2013 RESULTS

Net Sales of $37.0 Million, a sequential increase of 7.1%
GAAP EPS ($0.13); Non-GAAP EPS ($0.11)

WARREN, N.J., November 4, 2013—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported third quarter 2013 net sales of $37.0 million, an increase of 7.1% sequentially and 29.2% from the third quarter of 2012. Net sales for the third quarter 2013 included $23.0 million for cellular products, a sequential increase of 27.8%.

As of September 28, 2013, cash, cash equivalents and short and long-term marketable securities totaled $32 million.

GAAP net loss for the third quarter of 2013 was $11.2 million, or ($0.13) per diluted share, compared to $17.0 million, or ($0.24) for the third quarter of 2012.  Non-GAAP net loss for the third quarter of 2013 was $9.5 million, or ($0.11) per share compared to $15.3 million, or ($0.21) for the third quarter of 2012.

“I am proud of our continued ability to deliver innovative new products for high growth market segments," said Ron Michels, Chairman and CEO.  “This sharp focus combined with our strong industry relationships fueled customer demand during the third quarter, especially in our cellular products group.  Moving forward, we remain dedicated to operational excellence and cost efficiency improvements that we believe will further expand our gross margins.  We anticipate that these efforts, in addition to continued enhancements in product mix, position ANADIGICS for long-term profitable growth.”

“I am pleased with this quarter’s impressive revenue growth, more efficient production and outstanding leverage on our largely fixed expense base,” said Terry Gallagher, Vice President and CFO.  “For the fourth quarter, we are seeing an uptick in infrastructure and WiFi orders offset by market softness in cellular. Overall, we expect revenues in the fourth quarter to be flat to down five percent sequentially, while the revised mix supports an improvement in gross margin.”

The statements regarding the Company’s anticipated future performance are forward-looking in nature and actual results may differ materially. Please see the safe harbor statement at the end of this press release for additional information.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 87698373.A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 87698373 (available until November 11, 2013).

Recent Highlights

October 23 - ANADIGICS Introduces DOCSIS 3.1 Edge QAM Amplifier
October 22 - ANADIGICS Expands DOCSIS 3.1 Line Amplifier Family
October 2 - Samsung GALAXY Note 3 Powered by ANADIGICS WiFi and Cellular Solutions
September 5 - ANADIGICS Launches ProVantage Power Amplifier Family
August 15 - LG Electronics G2 Powered by ANADIGICS 802.11ac WiFi FEIC
August 8 - Samsung Selects ANADIGICS’ ProEficient-Plus Solutions for Galaxy Mega

About ANADIGICS, Inc.

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company's award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net sales	$37,011	$28,642	$97,956	$82,167
Cost of sales	32,912	28,809	94,282	82,852
Gross profit (loss)	4,099	(167)	3,674	(685)
Research and development expenses	9,551	10,823	29,264	33,747
Selling and administrative expenses	5,782	5,597	18,239	18,773
Restructuring charges	-	605	1,915	2,338
Operating loss	(11,234)	(17,192)	(45,744)	(55,543)
Interest income	46	128	204	411
Interest expense	(31)	-	(51)	-
Other income, net	15	25	1,569	1,340
Net loss	$(11,204)	$(17,039)	$(44,022)	$(53,792)

Net loss per share
Basic and diluted	$(0.13)	$(0.24)	$(0.55)	$(0.76)

Basic and dilutive shares outstanding	83,723	71,143	79,974	70,520

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(11,204)	$(17,039)	$(44,022)	$(53,792)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	322	208	914	737
Research and development	613	387	1,653	1,373
Selling and administrative	796	598	2,792	2,605
Cost of sales charge (1)	-	-	1,924	-
Marketable securities redemptions and accretion (2)	(25)	(29)	(1,474)	(1,365)
Restructuring charges (3)	-	605	1,915	2,338
Non-GAAP net loss	$(9,498)	$(15,270)	$(36,298)	$(48,104)

Non-GAAP loss per share (*)
Basic and diluted	$(0.11)	$(0.21)	$(0.45)	$(0.68)

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the nine months ended September 28, 2013 includes $756 for customer cost reimbursement,
$438 for costs from power interruptions, and $730 charges for repair and product scrap from accelerated production ramp.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring charges for the nine months ended September 28, 2013 included non-cash stock compensation of ($71).
Restructuring charges for the nine months ended September 29, 2012 included non-cash stock compensation of $65.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 28, 2013	12/31/2012 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$26,171	$24,949
Marketable securities	700	17,750
Accounts receivable	15,969	12,233
Inventory	22,735	18,840
Prepaid expenses and other current assets	4,276	3,031
Total current assets	69,851	76,803

Marketable securities	5,120	8,811
Plant and equipment, net	35,339	41,048
Other assets	213	219
	$110,523	$126,881

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$15,274	$14,099
Accrued liabilities	6,240	4,345
Accrued restructuring costs	375	395
Total current liabilities	21,889	18,839

Other long-term liabilities	1,707	2,017

Stockholders’ equity	86,927	106,025
	$110,523	$126,881

(*) The condensed balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.